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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997) of our report dated June 20, 1999, with respect to the combined financial statements of Stephen B. Properties, Inc. and Stephen Bulboff Real Estate included in Mace Security International, Inc.'s Current Report on Form 8-K dated July 1, 1999 (as amended September 14, 1999 on Form 8-K/A), filed with the Securities and Exchange Commission.


                                                  /s/  Burton Segal & Company

Rosemont, Pennsylvania
September 13, 1999